4,399,733 Shares

KID BRANDS, INC.

Common Stock

UNDERWRITING AGREEMENT

June 10, 2010

Roth Capital Partners, LLC
24 Corporate Plaza Drive
Newport Beach, CA  92660

Ladies and Gentlemen:

D. E. Shaw Laminar Portfolios, L.L.C. (the “Selling Stockholder”) proposes, subject to the terms and conditions stated herein, to sell to Roth Capital Partners, LLC (the “Underwriter”) an aggregate of 4,399,733 shares (the “Shares”) of common stock, stated value $0.10 per share (the “Common Stock”), of Kid Brands, Inc., a New Jersey company (the “Company”).

The Company, the Selling Stockholder and the Underwriter hereby confirm their agreement as follows:

1.           Registration Statement and Prospectus.  The Company has prepared and filed with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-164461) under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statement (including post effective amendments, if any) as may have been required to the date of this Agreement.  Such registration statement, as amended has been declared effective by the Commission.  Such registration statement, including amendments thereto (including post effective amendments thereto, if any) at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B or 430C under the Securities Act, as applicable, or otherwise pursuant to the Rules and Regulations at such time, is herein called the “Registration Statement.”

The Company is filing with the Commission pursuant to Rule 430B or 430C, as applicable, and Rule 424 under the Securities Act a final prospectus supplement relating to the Shares and supplementing the base prospectus, dated March 24, 2010, included in the Registration Statement.  Such base prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus” and such final prospectus supplement relating to the Shares as filed, together with the Base Prospectus, is hereinafter called the “Final Prospectus.”  Such Final Prospectus and any preliminary prospectus supplement or “red herring” relating to the Shares and supplementing the Base Prospectus, in the form in which they shall be filed with the Commission pursuant to Rule 424(b) under the Securities Act (including the Base Prospectus as so supplemented), is hereinafter called a “Prospectus.”  Any reference herein to the Base Prospectus, the Final Prospectus or a Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such Prospectus. For purposes of clarity, the term “Prospectus” shall not include any prospectus supplement pertaining to shares of the Company’s Common Stock other than the Shares.

For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, the Final Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System.  All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, the Final Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Base Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, the Final Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that is deemed to be incorporated therein by reference or otherwise deemed by the Rules and Regulations to be a part thereof.

2.           Representations and Warranties of the Company Regarding the Offering.

(a)           The Company represents and warrants to, and agrees with, the Underwriter, as of the date hereof, as follows:

(i)           At each time of effectiveness and at the date hereof, the Registration Statement complied in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Time of Sale Disclosure Package (as defined in Section 2(a)(iii)(A)(1) below) as of the date hereof, and the Final Prospectus, as amended or supplemented, at the time of filing pursuant to Rule 424(b) under the Securities Act, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement or any Prospectus, in each case, as amended or supplemented, the Time of Sale Disclosure Package or any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by either the Underwriter or the Selling Stockholder specifically for use in the preparation thereof.  The Registration Statement (including each document incorporated by reference therein) contains all exhibits and schedules required to be filed by the Securities Act or the Rules and Regulations.  No order preventing or suspending the effectiveness or use of the Registration Statement or any Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened.  The Company has complied with all requests of the Commission for additional or supplemental information.

(ii)           The documents incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and any Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable and none of such documents, when they were filed (or, if amendments to such documents were filed, when such amendments were filed), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Any further documents so filed and incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii)           The Company satisfies the eligibility requirements for use of Form S-3, set forth in the General Instructions thereto, for the offer and sale of the Shares contemplated by this Agreement.

(iv)           (A) The Company has provided, or will provide, as applicable, a copy to the Underwriter of each Issuer Free Writing Prospectus (as defined below), if any, used by the Company in the sale of Shares.  The Company has filed all Issuer Free Writing Prospectuses required to be so filed with the Commission, and no order preventing or suspending the use of any Issuer Free Writing Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.  When taken together with the rest of the Time of Sale Disclosure Package or the Final Prospectus, since its first use and through the expiration of the Prospectus Delivery Period, no Issuer Free Writing Prospectus has included or does or will include (1) any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (2) information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Time of Sale Disclosure Package or the Final Prospectus.  The representations and warranties set forth in the immediately preceding sentence shall not apply to statements in or omissions from the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter or the Selling Stockholder specifically for use in the preparation thereof, including any description of the transactions provided by the Underwriter in Schedule I.  As used in this paragraph and elsewhere in this Agreement:

(1)           “Time of Sale Disclosure Package” means the Base Prospectus, the Prospectus most recently filed with the Commission before 8:00 a.m. EDT on the date of this Agreement, including any preliminary prospectus supplement deemed to be a part thereof, each Issuer Free Writing Prospectus listed on Schedule II, and any description of the transaction provided by the Underwriter included on Schedule I.

(2)           “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) or (d)(8) under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(B)           At the time of filing of the Registration Statement and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act or an “excluded issuer” as defined in Rule 164 under the Securities Act.

(C)           Each Issuer Free Writing Prospectus satisfied, as of its issue date, all other conditions as may be applicable to its use as set forth in Rules 164 and 433 under the Securities Act, including any legend, record-keeping or other requirements.

(v)           The financial statements of the Company, together with the related notes, included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus comply in all material respects as to form with the applicable accounting requirements of the Securities Act and the Exchange Act and fairly present in all material respects the financial position of the Company as of and at the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as may be expressly stated otherwise in the related notes thereto or the report of registered independent public accounting firm; and the supporting schedules included or incorporated in the Registration Statement present fairly in all material respects the information required to be stated therein.  No other financial statements, pro forma financial information or schedules are required under the Securities Act to be included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.  To the Company’s knowledge, KPMG LLP, which has expressed its opinion with respect to the financial statements and schedules filed as a part of or incorporated by reference in the Registration Statement and included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus is an independent public accounting firm with respect to the Company within the meaning of the Securities Act and the Rules and Regulations.

(vi)           The Company had a reasonable basis for, and made in good faith, each material “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.

(vii)           The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is included or approved for inclusion on the New York Stock Exchange. There is no action pending by the Company or, to the Company’s knowledge, the New York Stock Exchange to delist the Common Stock from the New York Stock Exchange, nor has the Company received any notification that the New York Stock Exchange is contemplating terminating such listing.  The Shares are listed on the New York Stock Exchange.

(viii)             The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

(ix)           The Company is not an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(x)           The Company was at the time of filing the Registration Statement, and at the date hereof, remains eligible to use Form S-3 under the Securities Act.

(b)           Any certificate signed by any officer of the Company and delivered to the Underwriter or to the Underwriter’s counsel pursuant to this Agreement shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

3.           Representations and Warranties Regarding the Company.

(a)           The Company represents and warrants to and agrees with, the Underwriter, except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, as of the date hereof, as follows:

(i)           Each of the Company and its significant  subsidiaries, as defined in Rule 1.02 of Regulation S-X (each, a “Subsidiary,” and collectively, the “Subsidiaries”), has been duly organized and is validly existing as an entity in good standing under the laws of its jurisdiction of organization, except where the failure to be in good standing would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect (as defined below). Each of the Company and its Subsidiaries has the power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have or is reasonably likely to result in a material adverse effect upon (x) the business, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or (y) its ability to perform its obligations under this Agreement (“Material Adverse Effect”).

(ii)           The Company has the power and authority to enter into this Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(iii)           The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions herein contemplated will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any material law, rule or regulation to which the Company or any Subsidiary is subject, or by which any material property or asset of the Company or any Subsidiary is bound, (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation to which the Company or any Subsidiary is a party of by which any property or asset of the Company or any Subsidiary is bound, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right is not reasonably likely to result in a Material Adverse Effect, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s charter or by-laws.

(iv)           Neither the Company nor any of its Subsidiaries is in violation, breach or default under its certificate of incorporation, by-laws or other equivalent organizational or governing documents.

(v)           All consents, approvals, orders, authorizations and filings required on the part of the Company and its Subsidiaries (except as may be required under the Exchange Act, the Securities Act, the Rules or Regulations or blue sky laws or by the Financial Industry Regulatory Authority (“FINRA”)) in connection with the execution, delivery or performance of this Agreement by the Company have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain would not reasonably be expected, individually or in the aggregate, to have or result in a Material Adverse Effect.

(vi)           All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable securities laws, except for non-compliance that is not reasonably likely to result in a Material Adverse Effect, and conform to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.  Except for the issuances of options, stock appreciation rights, restricted stock units, or restricted stock in the ordinary course of business, since the respective dates as of which information is provided in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company has not entered into or granted any convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company.

(vii)           Each of the Company and its Subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof and has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective Subsidiary, except in each case for taxes currently being contested in good faith, or that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  The provisions for taxes payable, if any, shown on the financial statements filed with or incorporated into the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements, except for deficiencies that would not, individually or in the aggregate, have a Material Adverse Effect.  The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto.  The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(viii)           Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, (a) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (c) there has not been any change in the capital stock of the Company (other than a change in the number of outstanding shares of Common Stock due to the forfeiture of equity awards, the issuance of shares upon the exercise of outstanding options, stock appreciation rights or warrants or the issuance or settlement of restricted stock awards or restricted stock units under the Company’s existing  or prior equity award plans, or any new grants thereof in the ordinary course of business), (d) there has not been any material change in the Company’s long-term or short-term debt, other than in the ordinary course of business and (e) there has not been the occurrence of any Material Adverse Effect.

(ix)           There is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which individually or in the aggregate, is reasonably expected to result in a Material Adverse Effect.

(x)           The Company and its Subsidiaries hold, and are in compliance with, all material franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self-regulatory agency, authority or body required for the conduct of its business, in each case except where the failure to hold, or comply with, any such Permits is not reasonably likely to result in a Material Adverse Effect. To the knowledge of the Company, all such Permits are in full force and effect.

(xi)           The Company and its Subsidiaries have good and marketable title to all tangible property (whether real or personal) described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus as being owned by them that are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are not reasonably likely to result in a Material Adverse Effect.  The property held under lease by the Company and its Subsidiaries is held by them under valid, subsisting and enforceable leases, except those that are not likely to result in a Material Adverse Effect.

(xii)           The Company and its Subsidiaries own or possess or have valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) reasonably necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in or incorporated by reference into the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, except those that are not reasonably likely to result in a Material Adverse Effect.  To the knowledge of the Company, no action or use by the Company or any of its subsidiaries will involve or give rise to any infringement of any Intellectual Property of others, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice alleging such infringement, except those that,   if the subject of an unfavorable decision, would,  individually or in the aggregate, not result in a Material Adverse Effect.

(xiii)           The Company and each of its Subsidiaries has complied with, is not in violation of, and has not received any notice of violation relating to any law, rule or regulation relating to the conduct of its business, or the ownership or operation of its property and assets, including, without limitation, (A) the Currency and Foreign Transactions Reporting Act of 1970, as amended, or any money laundering laws, rules or regulations, (B) any laws, rules or regulations related to health, safety or the environment, including those relating to the regulation of hazardous substances, (C) the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations of the Commission thereunder, (D) the Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder, and (E) the Employment Retirement Income Security Act of 1974 and the rules and regulations thereunder, in each case except where the failure to be in compliance is not reasonably likely to result in a Material Adverse Effect.

(xiv)           Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, employee, representative, agent or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(xv)           Except as would not reasonably be expected to result in a Material Adverse Effect, the Company and each of its Subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

(xvi)           No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent that is reasonably likely to result in a Material Adverse Effect.

(xvii)           Except as would not reasonably be expected to result in a Material Adverse Effect, (A) none of the Company, its subsidiaries or, to the best of the Company’s knowledge, any other party is in violation, breach or default of any Contract, and (B) no event has occurred that, with notice or lapse of time or both, would constitute such a violation, breach or default of any Contract by the Company or its subsidiaries.

(xviii)           No supplier, customer, distributor or sales agent of the Company has notified the Company that it intends to discontinue or decrease the rate of business done with the Company, except where such discontinuance or decrease is not reasonably likely to result in a Material Adverse Effect.

(xix)           The Company has no actual knowledge, without having made any inquiry, that any officer or director of the Company or its Subsidiaries has any direct or indirect affiliation or association with the Underwriter or any affiliate of the Underwriter.

(xx)           The Company and its consolidated Subsidiaries maintain a system of internal accounting controls designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with United States generally accepted accounting principles.  Since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxi)           The Company and its consolidated Subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits with the Commission under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding disclosure.

(xxii)           The Registration Statement, the Time of Sale Disclosure Package and the Prospectus, list all subsidiaries of the Company required to be so listed by Rule 601 of Regulation S-K.

(xxiii)           There are no business relationships or related-party transactions involving the Company or any subsidiary required by Rule 404 of Regulation S-K to be disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus that have not been so disclosed.

(xxiv)           The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares contemplated by this Agreement other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Securities Act to be distributed by the Company.

4.            Representations and Warranties of the Selling Stockholder.

(a)           The Selling Stockholder represents and warrants to, and agrees with, the Underwriter as follows:

(i)           This Agreement has been duly authorized, executed and delivered by the Selling Stockholder.  The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, agreement or instrument to which the Selling Stockholder is a party or by which it is bound or to which any of its property is subject, or any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Selling Stockholder or any of its properties, except for breaches, violations and defaults that individually or in the aggregate would not reasonably be expected to have a material adverse effect upon the Selling Stockholder’s ability to perform its obligations under this Agreement.  The execution, delivery and performance by the Selling Stockholder of this Agreement and the consummation by the Selling Stockholder of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Selling Stockholder’s limited liability company agreement.  No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance by the Selling Stockholder of this Agreement or for the consummation by the Selling Stockholder of the transactions contemplated hereby, including the sale of the Shares by the Selling Stockholder, except as may be required under the Securities Act, the Rules and Regulations, state securities or blue sky laws or FINRA rules; and the Selling Stockholder has the power and authority to enter into this Agreement and to sell the Shares as contemplated by this Agreement.

(ii)           On the Closing Date, the Selling Stockholder will be the record and beneficial owner of all of the Shares, free and clear of all liens, encumbrances, equities and claims and will have duly endorsed such Shares in blank or will have duly signed a stock power assigning all right, title and interest to the Shares, with, if required, all signatures appropriately guaranteed by an eligible guarantor institution with membership in an approved medallion guaranty program pursuant to Rule 17Ad-15 under the Exchange Act.

(iii)           The Selling Stockholder represents and warrants that it has not, without the prior written consent of the Company and the Underwriter, prepared or had prepared on its behalf or used or referred to any “free writing prospectus” (as defined in Rule 405 of the Act) and further represents that it has not distributed and, without the prior written consent of the Company and the Underwriter, will not distribute any written materials in connection with the offer or sale of the Shares that could otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Act) required to be filed with the Commission or retained under Rule 433 of the Act.

(iv)           The Selling Stockholder confirms as accurate the number of shares of Common Stock set forth opposite the Selling Stockholder’s name in the Time of Sale Disclosure Package and any Prospectus under the caption “Selling Stockholder” prior to giving effect to the sale of the Shares.

(v)           The Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in an offering contemplated by this Agreement, except for such rights that are being exercised in the offering contemplated by this Agreement.

(vi)           The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(vii)           The Selling Stockholder is not prompted to sell shares of Common Stock by any material non-public information concerning the Company that is not set forth in the Registration Statement, the Time of Sale Disclosure Package or a Prospectus.

(b)           Any certificate signed by any officer of the Selling Stockholder and delivered to the Underwriter or to the Underwriter’s counsel shall be deemed a representation and warranty by the Selling Stockholder to the Underwriter as to the matters covered thereby.

5.           Purchase, Sale and Delivery of Shares.

(a)           On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell the Shares to the Underwriter, and the Underwriter agrees to purchase the Shares.  The purchase price for each Share shall be $6.96 per Share (the “Per Share Price”).

(b)           The Selling Stockholder agrees that the Shares will be delivered by the Selling Stockholder to the Underwriter against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Selling Stockholder at the offices of Roth Capital Partners, LLC, 24 Corporate Plaza Drive, Newport Beach, CA 92660, or such other location as may be mutually acceptable, at 6:00 a.m. PST, on the third (or if the Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as the Selling Stockholder and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act.  The time and date of delivery of the Shares is referred to herein as the “Closing Date.”  If the Underwriter so elects, delivery of the Shares may be made by credit through full fast transfer to the account at The Depository Trust Company designated by the Underwriter.

6.           Covenants.

(a)           The Company (and the Selling Stockholder with respect to the expenses set forth in this paragraph (a) and Section 6(b)(i)) covenants and agrees with the Underwriter as follows:

(i)           During the period beginning on the date hereof and ending on the later of the Closing Date or such date as determined by the Underwriter the Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Underwriter for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriter reasonably objects within two business days of receipt thereof.

(ii)           From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Underwriter in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its reasonable efforts to obtain the lifting of such order as soon as practicable.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A, 430B or 430C, as applicable, under the Securities Act (without reliance on Rule 424(b)(8) or 164(b) of the Securities Act).

(iii)           (A) During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of offers or sales of the Shares as contemplated by the provisions hereof, the Time of Sale Disclosure Package, the Registration Statement and the Prospectus.  If during such period any event occurs the result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the reasonable opinion of the Company or its counsel or in the reasonable opinion of either the Underwriter or its counsel to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package ) to comply with the Securities Act or to file under the Exchange Act any document that would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Underwriter and will amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Selling Stockholder) so as to correct such statement or omission or effect such compliance.

(B)           If at any time following the issuance of an Issuer Free Writing Prospectus there occurs an event or development the result of which such Issuer Free Writing Prospectus would conflict in any  material respect with the information contained in the Registration Statement or any Prospectus or included or would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will notify the Underwriter and will promptly amend or supplement, at the expense of the Selling Stockholder, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(iv)           The Company shall take or cause to be taken all necessary action to qualify the Shares for sale under the securities laws of such jurisdictions within the United States of America as the Underwriter reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Shares (each at the expense of the Selling Stockholder), except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(v)           The Company will furnish to the Underwriter and counsel for the Underwriter copies of the Registration Statement, each Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter may from time to time reasonably request.

(vi)           The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(vii)           The Company has not taken and will not take, directly or  indirectly, during the Prospectus Delivery Period, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(viii)           The Company represents and agrees that, unless it obtains the prior written consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule I.  Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied or will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record-keeping.

(ix)           During the Prospectus Delivery Period, the Company will not take, directly or indirectly, any action designed to or which would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(x)           During the Prospectus Delivery Period, the Company will not incur any liability for any finder’s or broker’s fee or agent’s commission based on the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xi)           Prior to the Closing Date, the Company will not issue any press release or other public communication or hold any press conference with respect to the Company, its condition, financial or otherwise, or the earnings, business, operations or prospects of any of them, or the offering of the Shares, without the prior written consent of the Underwriter, unless in the good faith judgment of the Company and its counsel, and after notification to the Underwriter, such press release or communication is required by law, in which case the Company shall use reasonable efforts under the circumstances to allow the Underwriter reasonable time to comment on such release or other public communication in advance of such issuance.

(xii)           During the Prospectus Delivery  Period, the Company will file on a timely basis (including on a basis deemed to be timely pursuant to paragraph (b) of Rule 12b-25 under the Exchange Act) with the Commission such periodic and current reports as required by the Exchange Act.

(b)           The Selling Stockholder covenants and agrees with the Underwriter as follows:

(i)           The Selling Stockholder will pay or cause to be paid  (A) all reasonable and documented expenses (including stock transfer or other taxes (other than income taxes)) that are required to be paid in connection with the sale and transfer by the Selling Stockholder of the Shares, (B) all reasonable and documented expenses and fees incident to the Company’s registration of the Shares, (C) all reasonable and documented fees and expenses of the Company of compliance with securities or blue sky laws (including the preparation of the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto), printing expenses, messenger and delivery expenses, fees and expenses for listing or quoting the Shares on the New York Stock Exchange, (D) all reasonable and documented fees and expenses of counsel for the Company (limited to one law firm), (E) all reasonable and documented fees and expenses of counsel for the Underwriter (limited to one law firm and including all reasonable and documented fees and expenses for the qualification of the Shares for offering and sale by the Underwriter or by dealers under the securities or blue sky laws of the states and other jurisdictions that the Underwriter shall designate and all reasonable and documented fees and expenses incident to any required review and approval by FINRA of the terms of the sale of the Shares), up to an aggregate amount of $100,000, (F) all reasonable and documented fees and expenses of any transfer agent or registrar, (G) all reasonable and documented fees and expenses of the Company’s independent certified public accountants incidental to or required by the sale of the Shares under this Agreement, (H) all reasonable and documented fees and expenses of the Underwriter (including the Underwriter’s discounts or commissions), and (I) all other reasonable and documented costs and expenses incident to the performance of the Selling Stockholder’s obligations hereunder that are not otherwise specifically provided for herein, but in each case excluding the cost of any chartered airplane and any internal expenses of the Company (including salaries and expenses of the Company’s officers and employees).  In addition to the foregoing, the Selling Stockholder will provide the Underwriter with non-accountable expense reimbursement equal to 1.50% of the gross proceeds received from the sale of Shares. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 7 (g), (j) and (k) or Section 10(a)(ii), (iii) or (iv), the Selling Stockholder will reimburse the Underwriter for all reasonable and documented out-of-pocket disbursements (including, but not limited to, reasonable and documented fees and disbursements of counsel, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriter in connection with its investigation, preparing to market and marketing the Shares or in contemplation of performing its obligations hereunder. Notwithstanding anything herein to the contrary, the Company will not be required to bear any Registration Expenses, as defined in the Investors Rights Agreement dated as of August 10, 2006 among the Company, the Selling Stockholder and the other signatories thereto (the “IRA”).

(ii)           The Selling Stockholder will deliver to the Underwriter prior to the Closing Date a properly completed and executed United States Treasury Department Form W-9.

(iii)           During the Prospectus Delivery Period, the Selling Stockholder will advise the Underwriter promptly, and if requested by the Underwriter, will confirm such advice in writing, of any change in information specified in Section 8(h) hereof relating to the Selling Stockholder in the Registration Statement, the Time of Sale Disclosure Package or any Prospectus.

7.           Conditions of the Underwriter’s Obligations.  The obligations of the Underwriter hereunder to purchase the Shares are subject to the accuracy, as of the date hereof and at the Closing Date (as if made at the Closing Date), of and compliance with all representations, warranties and agreements of the Company and the Selling Stockholder contained herein, the performance by the Company and the Selling Stockholder of their respective obligations hereunder and the following additional conditions:

(a)           If filing of the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or 164(b) under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission or the Underwriter for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Underwriter’s satisfaction.

(b)           If the Company has elected to rely upon Rule 430B, the information concerning the public offering price of the Shares and price-related information, and such other information omitted from the Prospectus in reliance on Rule 430B, shall have been filed with the Commission pursuant to Rule 424(b) in the manner and within the prescribed time period (without reliance on Rule 424(b)(8)) and the Company will provide evidence satisfactory to the Representative of such timely filing (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rules 430B and 424(b)).

(c)           FINRA shall have raised no objections to the fairness and reasonableness of the underwriting terms and arrangements.

(d)           The Underwriter shall not have reasonably determined, and advised the Company, that the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the Underwriter’s reasonable opinion, is material, or omits to state a fact which, in the Underwriter’s reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(e)           Except as contemplated in the Time of Sale Disclosure Package or in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its Subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock of the Company (other than a change in the number of outstanding shares of Common Stock due to forfeiture of equity awards, the issuance of shares upon the exercise of outstanding options, stock appreciation rights or warrants, or the vesting of restricted stock units or restricted stock, or any issuance of options, stock appreciation rights, restricted stock units, restricted stock, warrants, convertible securities or other rights to purchase the capital stock of the Company) any Material Adverse Effect (whether or not arising in the ordinary course of business), or any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company or any Subsidiary, the effect of which, in any such case described above, in the reasonable judgment of the Underwriter, makes it impractical or inadvisable to offer or deliver the Shares, on the terms and in the manner contemplated in the Time of Sale Disclosure Package, the Registration Statement and in the Prospectus.

(f)           On the Closing Date, there shall have been furnished to the Underwriter an opinion of New Jersey counsel and an opinion and negative assurance letter of Kaye Scholer LLP, each dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, which in the aggregate address the items set forth in Schedule III.

(g)           On the Closing Date, there shall have been furnished to the Underwriter the opinion of Cleary Gottlieb Steen & Hamilton, LLP counsel to the Selling Stockholder, dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Schedule IV.

(h)           The Underwriter shall have received a letter of KPMG LLP, on the date hereof and on the Closing Date addressed to the Underwriter, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming, as of the date of each such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters reasonably required by the Underwriter.

(i)           On the Closing Date, there shall have been furnished to the Underwriter a certificate, dated the Closing Date and addressed to the Underwriter, signed by the chief executive officer and the chief financial officer of the Company, in their capacity as officers of the Company, to the effect that:

(i)           The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)           No stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (B) suspending the qualification of the Shares for offering or sale, or (C) suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii)           There has been no occurrence of any event resulting or reasonably likely to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the Closing Date.

(j)           On the Closing Date, there shall have been furnished to the Underwriter certificates, dated the Closing Date and addressed to the Underwriter, signed by the Selling Stockholder, to the effect that the representations and warranties of the Selling Stockholder in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date, and the Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(k)           The Company and the Selling Stockholder shall have furnished to the Underwriter and its counsel such additional documents, certificates and evidence as the Underwriter or its counsel may have reasonably requested.

           If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company and the Selling Stockholder at any time at or prior to the Closing Date and such termination shall be without liability of any party to any other party, except that Section 6(b)(i), Section 8 and Section 9 shall survive any such termination and remain in full force and effect.

8.           Indemnification and Contribution.

(a)           The Company agrees to indemnify, defend and hold harmless the Underwriter, its  affiliates, directors and officers and employees, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Underwriter or such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rule 430A, 430B or 430C, as applicable, of the Rules and Regulations, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable for any such losses, claims, damages, liabilities, expenses or actions in any such case to the extent that any such loss, claim, damage, liability, expense or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter or the Selling Stockholder specifically for use in the preparation thereof, including any description of the transaction provided by the Underwriter in Schedule I.

(b)           The Selling Stockholder agrees to indemnify, defend and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, or in any materials or information provided to investors by, or with the approval of, the Selling Stockholder in connection with the marketing of the offering of the Common Stock, including any roadshow or investor presentations made to investors by the Selling Stockholder (whether in person or electronically), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Selling Stockholder shall only be liable for any such losses, claims, damages, liabilities, expenses or actions in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus.  Notwithstanding anything herein to the contrary, in no event shall the liability of the Selling Stockholder to provide indemnity pursuant to this Section 8(b) or contribution pursuant to Section 8(e), or both such sections taken together, exceed the amount of net proceeds received by the Selling Stockholder in connection with the sale of the Shares under this Agreement.

(c)           The Underwriter agrees to indemnify, defend and hold harmless the Company and the Selling Stockholder, their respective affiliates, directors, officers and employees, and each person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which any such person or entity may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or in any materials or information provided to investors by, or with the approval of, the Underwriter in connection with the marketing of the offering of the Shares, including any roadshow or investor presentations made to investors by the Underwriter (whether in person or electronically), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such person or entity for any legal or other expenses reasonably incurred by either of them in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus or other material or information described above in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof, including any description of the transaction provided by the Underwriter in Schedule I, and will reimburse such person or entity for any legal or other expenses reasonably incurred by such person or entity in connection with defending against any such loss, claim, damage, liability or action.

(d)           Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure.  In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a), (b) or (c) of this Section 8, in which event the reasonable and documented fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred (to the extent provided under subsection (a), (b) or (c) of this Section 8, as applicable); it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (plus local counsel) for all indemnified parties in such action.

The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)           If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above in such proportion as is appropriate to reflect the relative fault of each of the Company, the Selling Stockholder and the Underwriter in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriter and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, the Selling Stockholder and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (e).  Notwithstanding the provisions of this subsection (e), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(f)           The obligations of the Company and the Selling Stockholder under this Section 8 shall be in addition to any liability that the Company and the Selling Stockholder may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of the Underwriter under this Section 8 shall be in addition to any liability that the Underwriter may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company, the Selling Stockholder and their respective officers, directors and each person who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(g)           For purposes of this Agreement, the Underwriter confirms, and the Company and the Selling Stockholder acknowledge, that there is no information concerning the Underwriter furnished in writing to the Company and the Selling Stockholder by the Underwriter specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, other than the statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in the “Underwriting” section of the Prospectus and Time of Sale Disclosure Package, and then only insofar as the information contained in the table and as such statements relate to the manner of the proposed offering, the amount of selling concession and re-allowance or to stabilizing transactions over-allotment transactions, syndicate covering bids and penalty bids and related activities that may be undertaken by the Underwriter.

(h)           For purposes of this Agreement, the Selling Stockholder confirms, and the Company and the Underwriter each acknowledge, that, as of the date of this Agreement, there is no information concerning the Selling Stockholder furnished in writing to the Company and the Underwriter by the Selling Stockholder expressly for use in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, other than (w) the name of the Selling Stockholder, (x) the sixth, seventh and eighth sentences of the fourth paragraph under the caption “Selling Stockholder” in the prospectus supplement included in the Time of Sale Disclosure Package and any Prospectus, (y) the number of shares of Common Stock set forth as beneficially owned and to be offered by the Selling Stockholder in the Time of Sale Disclosure Package and any Prospectus under the caption “Selling Stockholder” and (z) note (2) to the table included under the caption “Selling Stockholder” in the prospectus supplement included in the Time of Sale Disclosure Package and any Prospectus.

9.           Representations and Agreements to Survive Delivery.  All representations, warranties, indemnities and agreements of the Company, the Selling Stockholder and the Underwriter herein or in certificates delivered pursuant hereto, including, but not limited to, the agreements of the Underwriter, the Selling Stockholder and the Company contained in Section 6(b)(i) and Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person thereof, or the Company and the Selling Stockholder or any of their respective officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Underwriter hereunder.

10.           Termination of this Agreement.

(a)           The Underwriter shall have the right to terminate this Agreement by giving notice to the Company and the Selling Stockholder as hereinafter specified at any time at or prior to the Closing Date, if (i) trading in the Company’s Common Stock shall have been suspended by the Commission or New York Stock Exchange or trading in securities generally on the Nasdaq Global Market, New York Stock Exchange or NYSE Amex shall have been suspended, (ii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Global Market, New York Stock Exchange or NYSE Amex, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by federal or state authorities, (iv) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any change in financial markets, any substantial change in United States or international political, financial or economic conditions or any other calamity or crisis, or (v) the Company suffers any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, the effect of which, in each case described in this subsection (a), in the Underwriter’s reasonable judgment is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 6(b)(i) and Section 8 hereof shall at all times be effective and shall survive such termination.

(b)           If the Underwriter elects to terminate this Agreement as provided in this Section, the Company and the Selling Stockholder shall be notified promptly by the Underwriter by telephone, confirmed by letter.

11.           Notices.  Except as otherwise provided herein, all communications hereunder shall be in writing and, if to Roth, shall be mailed, delivered or telecopied to Roth Capital Partners, LLC, 24 Corporate Plaza Drive, Newport Beach, CA 92660, telecopy number: 949- 720-7227, Attention:  Managing Director; and if to the Company, shall be mailed, delivered or telecopied to it at Kid Brands, Inc., 1800 Valley Road, Wayne, New Jersey, telecopy number: 201-405-7377, Attention:  Marc S. Goldfarb, Senior Vice President and General Counsel, with a copy to Kaye Scholer LLP, 425 Park Avenue, New York, NY 10022, Attention:  Joel I. Greenberg, Esq, telecopy number: 212-836-8211; and if to the Selling Stockholder, to it at c/o D. E Shaw Laminar Portfolios, L.L.C., 120 West 45th Street, 39th Floor Tower 45, New York, NY 10036, telecopy number: 212-849-0930, Attention:  General Counsel; or in each case to such other address as the person to be notified may have requested in writing.  Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12.           Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 8.  Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained.  The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the Underwriter.

13.           Absence of Fiduciary Relationship.  Each of the Company and the Selling Stockholder acknowledges and agrees that: (a) the Underwriter has been retained solely to act as underwriter in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Selling Stockholder and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Company or the Selling Stockholder on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by the Selling Stockholder following discussions and arms-length negotiations with the Underwriter and the Selling Stockholder  is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and the Selling Stockholder and that the Underwriter has no obligation to disclose such interest and transactions to the Company or the Selling Stockholder by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Underwriter is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriter, and not on behalf of the Company or the Selling Stockholder.

14.           Amendments and Waivers.  No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.  The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

15.           Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

16.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York, without regard to conflicts of law principles thereof that would call for the application of any other law.

17.           Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

18.           Signature by Facsimile.  The exchange of copies of this Agreement and of signature pages by facsimile transmission (including in Adobe Acrobat format) shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

19.           Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Stockholder and the Underwriter, or any of them, with respect to the subject matter hereof, provided, however, that, for the avoidance of doubt, nothing in this Agreement shall supersede or modify the agreements and understandings between the Company and the Selling Stockholder pursuant to the IRA.

20.           Waiver of Jury Trial.  The Company, the Selling Stockholder and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this agreement or the transactions contemplated hereby.

21.           Jurisdiction; Service of Process.  Any action, suit or proceeding arising out of or relating to this Agreement or any transactions contemplated by this Agreement may be brought in the courts of the State of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such action, suit or proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the action, suit or proceeding shall be heard and determined only in any such court and agrees not to bring any action, suit or proceeding arising out of or relating to this Agreement or any transactions contemplated by this Agreement in any other court.  The parties agree that any or all of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum.  Process in any action, suit or proceeding referred to in the first sentence of this section may be served on any party anywhere in the world.

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company, the Selling Stockholder and the Underwriter in accordance with its terms.

Very truly yours,

KID BRANDS, INC.

By:              /s/ Marc S. Goldfarb
Name:         Marc S. Goldfarb
Title:           Senior Vice President and General Counsel

D. E. SHAW LAMINAR PORTFOLIOS, L.L.C.

By:              /s/ Seth Charnow
Name:         Seth Charnow
Title:           Authorized Signatory

Confirmed as of the date first above-
mentioned by the Underwriter.

ROTH CAPITAL PARTNERS, LLC

By:           /s/ Aaron Gurewtiz
Name:      Aaron Gurewitz
Title:        Head of Equity Capital Markets

[Signature page to Underwriting Agreement]